EXHIBIT 4.8

                        INTERNEURON PHARMACEUTICALS, INC.

                           1997 EQUITY INCENTIVE PLAN


1.                Purpose.

                  The purpose of the Interneuron Pharmaceuticals, Inc. 1997 Equity Incentive Plan (the "Plan") is to provide incentives for Interneuron Pharmaceuticals, Inc. (the "Company") to attract, retain, motivate and provide incentive to eligible persons whose contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future through awards entitling such persons to acquire shares of the Company's Common Stock, $.001 par value ("Common Stock").

2.                Type of Awards and Administration.

                  (a) Administration. The Plan will be administered by the Board of Directors or a committee designated by the Board of Directors (the "Committee"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Board of Directors or the Committee shall have authority, subject to the express provisions of the Plan, to grant Restricted Stock Awards (as defined in Section 5 below), to construe the respective award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective award agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors or the Committee necessary or desirable for the administration of the Plan. The Board of Directors or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors or the Committee shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 11 below, the aggregate number of shares of Common Stock that may be subject to Restricted Stock Awards granted to any person in a calendar year shall not exceed 250,000 shares.

                  (b) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").










3.                Eligibility.

                  (a) General. Restricted Stock Awards may be granted to persons who are, at the time of grant, employees or officers of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants"). A Participant who has been granted a Restricted Stock Award may, if he or she is otherwise eligible, be granted additional Restricted Stock Awards if the Board or the Committee shall so determine.

                  (b) Grant of Awards to Reporting Persons. The selection of an officer who is a Reporting Person (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of Restricted Stock Award, the vesting of the Restricted Stock Award and the number of shares subject to the Restricted Stock Award shall be determined either (i) by the Board of Directors or (ii) the Committee.

4.                 Stock Subject to Plan.
                  The stock subject to Restricted Stock Awards granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 11 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,750,000 shares (the "Shares"). Shares that are subject to a Restricted Stock Award granted under the Plan that terminates or expires without Shares being issued or Shares that are repurchased by the Company at the original purchase price shall again be available for grant and issuance in connection with subsequent Restricted Stock Awards under the Plan.

5.                Terms and Conditions of Awards of Restricted Stock.

                  (a) General Terms. The Board of Directors or the Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant awards entitling the Participant to receive Shares of Common Stock ("Restricted Stock Award(s)") and to provide the terms and conditions (which need not be identical among Participants) thereof. Restricted Stock Awards shall be evidenced by written agreements ("Stock Award Agreements") in such form as the Board or the Committee from time to time shall approve. In particular, the Board or the Committee shall have the power to determine:

                           (i) which of the Participants are eligible to receive
Restricted Stock Awards under the Plan and the number of Shares to be subject to such awards;

                           (ii) the vesting period or performance  criteria,  if
any, applicable to each Restricted Stock Award, which period or criteria need not be the same for all Restricted Stock Awards;

                           (iii)  the  payment,  if  any,  to  be  made  by  the
Participant in consideration of the Restricted Stock Award or the Shares subject to the Restricted Stock Award. Any

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Restricted  Stock Award may be made for past  services  already  rendered to the
Company (provided that the Participant pays the Company in cash the par value of the Shares subject to the award) or may provide for payment of cash or deferred consideration which is less than the Fair Market Value of the Common Stock subject to the award at the date of grant. Any such Restricted Stock Award may be on the basis that the Shares subject to the award may be repurchased by the Company at a fixed price or at a price established by formula upon specified circumstances;

                           (iv) the effect which specific  events  designated by
the Board of Directors or the Committee are to have on the vesting period, which shall be incorporated into the related Stock Award Agreement executed by the Company and the Participant; and

                           (v) the restrictions on transferability applicable to
each Restricted Stock Award or the Shares subject to such award.

                  (b) No Rights as a Stockholder. The recipient of a Restricted Stock Award pursuant to the Plan shall have no rights as a stockholder with respect to any Shares subject to the Restricted Stock Award until his or her interest in those Shares is vested pursuant to the provisions of Section 6 of the Plan and the applicable Stock Award Agreement. In the event required by law or otherwise deemed by the Board of Directors or the Committee to be in the best interests of the Company, a recipient of a Restricted Stock Award may be required to agree to a reduction, restriction or limitation of the voting rights of the Shares subject to such award, provided that any such reduction, restriction or limitation terminates upon the public sale of such Shares.

6.                Vesting of Stock Subject to Restricted Stock Awards.

                  (a) Vesting Restrictions. Restricted Stock Awards shall be subject to the restrictions, which shall be incorporated into the related Stock Award Agreement executed by the Company and the Participant, that the Shares subject to such awards:

                           (i)  may be  subject  to  vesting  periods  based  on
continued employment with the Company;

                           (ii)  may  be  subject  to  the  Company's  right  to
purchase all or any portion of said Shares at or prior to vesting at the Fair Market Value on the vesting date which right may be satisfied by the Company's withholding of issuance of Shares in satisfaction of all or part of the Restricted Stock Award in exchange for payment of the Fair Market Value thereof.

                  (b) Vesting Period. Vesting of Shares subject to Restricted Stock Awards shall be at the times or upon the events determined by the Board or the Committee at the time of grant and set forth in the applicable Stock Award Agreement unless such vesting periods are accelerated in accordance with subsection (c) below or extended in accordance with subsection (d) below.

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                  (c)  Acceleration of Vesting.  The vesting  periods  contained herein or in the applicable Stock Award Agreement shall accelerate upon the occurrence of a Trigger Event (as defined in and subject to the terms and conditions of Section 12) or at such times and in such amounts, if the Board of Directors or the Committee determines in the exercise of its sole discretion that the acceleration of vesting at such time or times with respect to all or a portion of the Shares subject to the Restricted Stock Award is in the best interest of the Company; provided, however, that no such acceleration shall be permitted if it would cause the Plan to fail to comply with Rule 16b-3 (if applicable).

                  (d) Extension of Vesting. The vesting periods contained herein or in the applicable Stock Award Agreement shall be subject to extension in the event the specified vesting period occurs during a "Black-Out Period," as defined in the next sentence, on the terms and conditions to be set forth in the applicable Stock Award Agreement. For purposes of the Plan, "Black-Out Period" shall mean any period of time during which the Participant is unable to sell Shares as a result of legal or contractual restrictions on such sale, including but not limited to periods in which (a) the Participant is subject to a "lock-up" agreement with a third party executed in connection with a public offering or other financing transaction by the Company prohibiting the sale by Participant of shares of the Company's Common Stock for a specified period of time without such third party's consent or (b) the Participant is subject to "insider-trading" restrictions imposed by the Company or by law.

7.                Nontransferability of Award.

                  (a) No Restricted Stock Award granted under this Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, except as set forth in subsections (b),
(c) and (d) hereof.

                  (b) The Board of Directors or the Committee may, in its discretion, authorize all or a portion of any Restricted Stock Awards granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Participant or such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (individually or collectively, the "Permitted Transferee(s)"), provided that (w) the Restricted Stock Award must be held by the Participant for a period of at least one month prior to transfer,
(x) there may be no consideration for any such transfer, (y) the Stock Award Agreement pursuant to which such Restricted Stock Awards are granted must be approved by the Board of Directors or the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Restricted Stock Awards shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Following transfer, any such Restricted Stock Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan the term "Participant" shall be deemed to refer to the Permitted Transferee.

                  (c) The events of termination of employment of Section 8 hereof shall continue to be applied with respect to the original Participant. A Restricted Stock Award may be exercised during the lifetime of the Participant only by the Participant or Permitted Transferees. In the event a Participant dies during his employment by the Company, his Restricted Stock Award shall thereafter be exercisable, during the period specified in the award agreement, by his executors or administrators to the full extent to which such Restricted Stock Award was exercisable by the Participant at the time of his death during the periods set forth in Section 8.

                  (d) Transfer or sale of the Restricted Stock Awards and/or Shares issued upon satisfaction of Restricted Stock Awards is subject to restrictions on transfer imposed by any applicable state and federal securities laws.

8.                Effect of Termination of Employment or Other Relationship.

                  Except as otherwise determined by the Board or the Committee at the date of grant of a Restricted Stock Award, and subject to the provisions of the Plan, a Restricted Stock Award shall terminate immediately upon the termination of the Participant's employment with the Company or twelve (12) months thereafter if such termination was due to the death or disability of the Participant but, except in the case of the Participant's death, in no event later than the expiration date of the Restricted Stock Award.

9.                Additional Award Provisions.

                  The Board of Directors or the Committee may, in its sole discretion, include additional provisions in agreements covering awards granted under the Plan, including without limitation restrictions on transfer, purchase or repurchase rights, rights of first refusal, or such other provisions as shall be determined by the Board of Directors or the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

10.               General Restrictions.

                  (a) Investment Representations. The Company may require any person to whom a Restricted Stock Award is granted, as a condition of the Company issuing Shares upon vesting of such award, to (i) give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares subject to the award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or (ii) comply with covenants or representations made by the Company in connection with any public offering of its

Common Stock, including executing any "lock-up" agreement or other restriction on transferability.

                  (b) Compliance With Securities Law. Each Restricted Stock Award shall be subject to the requirement that if, at any time, the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, the Company shall have no obligation to issue or deliver certificates evidencing such Shares, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee or the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition and the Company shall have no liability for any inability or failure to do so.

11.               Adjustment Provisions for Recapitalizations, and Related
                  Transactions.

                  (a) Recapitalizations and Related Transactions. Subject to any required action by the Company's stockholders, if, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of Shares or other securities subject to any then outstanding Restricted Stock Awards under the Plan, and (z) the price, if any, for each Share subject to any then outstanding Restricted Stock Awards under the Plan, without changing the aggregate purchase price as to which such Restricted Stock Awards remain outstanding. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 11 if such adjustment (i) would cause the Plan to fail to comply with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

12.               Merger, Consolidation, Asset Sale, Liquidation, etc.

                  (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (a "Trigger Event"), the vesting of all or any outstanding Restricted Stock Awards shall accelerate immediately prior to the specified effective date of a Trigger Event and upon written notice to the Participants holding outstanding awards, unless such acceleration of vesting will disqualify the use of pooling of interests accounting treatment for the Trigger Event and such accounting treatment would otherwise be available and is determined by the Board of Directors to be in the Company's best interests; provided, however, that the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, provide that, as to outstanding Restricted Stock Awards, in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), a cash payment will be made to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding awards and (B) the aggregate purchase price of all such Shares subject to outstanding awards in exchange for the termination of such awards.


                  (b) Substitute Awards. The Company may grant awards under the Plan in substitution for awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation, or otherwise. Such substitution will be permissible if the holder of the substituted award would have been eligible to be granted a Restricted Stock Award under this Plan if the other Company had applied the rules of this Plan to such grant. The Company may direct that substitute awards be granted on such terms and conditions as the Committee or the Board of Directors considers appropriate in the circumstances.

                  (c) Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of Section 12, in the event of the occurrence of any Trigger Event, any outstanding Restricted Stock Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction.

13.               No Special Employment Rights.

                  Nothing contained in the Plan or in any Restricted Stock Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant.

14.               Other Employee Benefits.

                  Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the receipt of a Restricted Stock Award or the sale of Shares issued in satisfaction of such award will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing,

401(k), employee stock purchase plan, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

15.               Amendment of the Plan.

                  (a) The Board of Directors or the Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Rule 16b-3, the Board of Directors or the Committee may not effect such modification or amendment without such approval.

                  (b) The modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an award previously granted to him or her. With the consent of the Participant affected, the Board of Directors or the Committee may amend outstanding award agreements in a manner not inconsistent with the Plan. The Board of Directors or the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

16.               Withholding.

                  (a) The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock Awards granted or Shares vesting under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may request to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable in satisfaction of Restricted Stock Awards or (ii) by delivering to the Company shares of Common Stock already owned by the Participant. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined (the "Tax Date"). A Participant who has made a request pursuant to this Section 16(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any unfulfilled vesting, repurchase, forfeiture, or other similar requirements.

                  (b) Whenever shares of Common Stock are to be issued in satisfaction of a Restricted Stock Award under this Plan, the Company may require the Participant to remit to the Company, at the time of the Tax Date, an amount sufficient to satisfy federal, state and local withholding tax obligations prior to the delivery of the certificates for such Shares, whether or not the Participant is in the employ of the Company at such time.

                  (c) If requested by the Company, each Participant may be required to agree that sales of Shares subject to a Restricted Stock Award shall be sold by Participant only through such broker-dealers, each of which is a member of the National Association of Securities Dealers, Inc. ("NASD") as have been designated by the Company (a "Designated NASD Dealer") whereby, upon the Participant irrevocably electing to sell a portion of the Shares, the

Designated NASD Dealer irrevocably commits upon receipt of such Shares to forward directly to the Company an amount sufficient to satisfy the federal, state and local withholding tax obligation with respect to the vesting of the Shares.

                  (d) Notwithstanding the foregoing, in the case of a Reporting Person whose awards have been granted in accordance with the provisions of
Section 3(b) herein, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3, if applicable.

17.               Cancellation and New Grant of Awards, Etc.

                  The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding awards under the Plan and the grant in substitution therefor of new awards under the Plan covering the same or different numbers of shares of Common Stock or (ii) the amendment of the terms of any and all outstanding awards under the Plan.

18.               Effective Date and Duration of the Plan.

                  (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors and approved by the Committee. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors or the Committee. Subject to this limitation, awards may be granted under the Plan at any time on or after the effective date and before the date fixed for termination of the Plan.

                  (b) Termination.  Unless sooner  terminated in accordance with
Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the later of the date of its adoption by the Board of Directors or approval by the Committee, or
(ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the satisfaction or cancellation of awards granted under the Plan. If the date of termination is determined under (i) above, then awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing such awards.

19.               Provision for Foreign Participants.

                  The Board of Directors or the Committee may, without amending the Plan, modify awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

20.               Governing Law.

                  The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

                  Adopted by the Board of Directors on October 6, 1997 and, pursuant to Board authorization, approved by the Committee on November 7, 1997

                                                                       EXHIBIT A

                                    EXHIBIT A

                        INTERNEURON PHARMACEUTICALS, INC.

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT


         THIS  AGREEMENT  is  made  between  ____________   ("Participant")  and
Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), as of __________ , 199__.

                                    RECITALS

         WHEREAS,   Participant   is  an   employee   of  the  Company  and  the
Participant's continued retention is considered by the Company to be important for the Company's growth;

         WHEREAS, to give Participant an opportunity to acquire an equity interest in the Company as an incentive for Participant to continue to participate in the affairs of the Company, the Company is willing to grant to Participant and Participant desires to acquire an award (a "Restricted Stock Award") entitling Participant to receive shares of the Company's Common Stock, $.001 par value ("Common Stock"), according to the terms and conditions contained herein and in the Company's 1997 Equity Incentive Plan (the "Plan"); and

         WHEREAS, pursuant to the Plan, this Agreement grants the Company a repurchase option exercisable in certain instances on the terms and conditions set forth herein.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Stock Award. Subject to the terms and conditions hereof, the Company hereby grants Participant a Restricted Stock Award entitling Participant to receive an aggregate of _____ shares (the "Shares") of the Company's Common Stock in consideration of services rendered to the Company and payment of the par value of the Shares ($.001 per share).

         2.       Vesting.

                  (a) Shares subject to the Restricted Stock Award granted hereunder are issuable to Participant only upon satisfaction of the vesting periods set forth below, based on continued employment services of Participant with the Company, subject to (i) the provisions of paragraph (b) below and (ii) earlier termination or expiration of the Restricted Stock Award under Section 3 below.








                     No. of Shares                        Initial
                    Initially Vesting                   Vesting Date
                    -----------------                  --------------




                  (b) Any or all of the  Initial  Vesting  Dates set forth above shall be automatically extended to a new date (the "New Vesting Date") without any action on the part of the Company or the Participant, if the applicable Initial Vesting Date occurs during a Black-Out Period, as defined in sub-paragraph (i) below and as determined by the Board of Directors or the Committee.

                           (i) "Black-Out  Period" shall mean any period of time
during which the Participant is unable to sell Shares as a result of legal or contractual restrictions on such sale, including but not limited to periods in which (a) the Participant is subject to a "lock-up" agreement with a third party executed in connection with a public offering or other financing transaction by the Company prohibiting the sale by Participant of shares of the Company's Common Stock for a specified period of time without such third party's consent or (b) the Participant is subject to "insider-trading" restrictions imposed by the Company or by law.

                           (ii)  The  New  Vesting  Date  shall  be the  [third]
[insert date not less than third] business day after expiration of the Black-Out Period related to the applicable Initial Vesting Date.

                  (c) Participant acknowledges that, subject to the provisions of (i) subsection (b) above, and (ii) Section 12 of the Plan, the dates for the vesting of Shares (whether such dates are Initial Vesting Dates or New Vesting Dates) will be strictly interpreted.

                  (d) For purposes of this Agreement, "Vested Shares" shall mean Shares subject to this Restricted Stock Award that have vested under the preceding paragraphs; "Unvested Shares" shall mean Shares not so vested; "Vesting Dates" shall mean the Initial Vesting Dates or any New Vesting Dates, as applicable.

         3.       Termination of Employment.

                  (a) If Participant's employment with the Company is terminated for any reason whatsoever, other than for death or Disability (as defined below), this Restricted Stock Award will terminate and expire immediately upon such termination.

                  (b) If Participant's employment with the Company is terminated due to death or Disability (as defined below), the Restricted Stock Award shall terminate and expire on the date twelve (12) months following the effective date of such termination.

                  (c) For purposes of this Section, "Disability" means any disability which, in the opinion of the Board of Directors of the Company, renders the Participant unable to perform his duties as an employee of the Company on a full time basis.

         4. Company Right to Repurchase. The Company shall have the right and option (the "Repurchase Right") to repurchase all or any portion of the Shares issuable to Participant pursuant to this Restricted Stock Award as follows:

                  (a) If the Company elects to exercise its Repurchase Right, the Company shall deliver, not later than the second business day prior to a Vesting Date, a notice ("Notice") to the Participant stating (i) the Company's intention to purchase all or any portion of the Shares vesting on the applicable Vesting Date, (ii) the number of such Shares to be purchased, and (iii) the date and place for closing, which closing shall occur not more than five (5) days after the Company's mailing of the Notice.

                  (b) At the closing, the holder of the certificate for the Shares to be sold shall deliver the stock certificate or certificates evidencing such Shares, duly endorsed in blank or with duly endorsed stock powers attached thereto all in form suitable for the transfer of the Shares to the Company and the Company shall deliver the purchase price therefor, at a price per Share equal to the Fair Market Value (as determined in accordance with Section 6). The Company may elect to exercise the Repurchase Right by withholding issuance of the number of Shares issuable on the applicable Vesting Date equal to the number of Shares the Company has elected to purchase pursuant to the Repurchase Right as set forth in the Notice, in exchange for payment of the purchase price.

                  (c) The Company shall not be required (i) to transfer on its books any Vested Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

         5.       Transferability of the Award; Certificates.

                  (a) This Restricted Stock Award may not be sold,  transferred, pledged, hypothecated or otherwise disposed of, except as provided for in the Plan and except to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Participant or such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (individually or collectively, "Permitted Transferee(s)"), provided that (w) the award must be held by the Participant for a period of at least one month prior to transfer,
(x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred awards shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and except in accordance with this Agreement. Transfer or sale of said Award is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any Permitted Transferee shall hold such award subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

                  (b) If requested by the Company or an underwriter of a public offering of the Company's securities, Participant shall execute and deliver to the Company a "lock-up" agreement requiring that the Participant not sell, transfer or dispose of any or all of the Shares subject to this Restricted Stock Award, during specified periods, in form and substance satisfactory to the Company. Participant further agrees that the Company may impose stop-transfer restrictions with respect to the Shares subject to the foregoing restrictions until the end of such period.

                  (c) Upon satisfaction of the applicable vesting periods set forth in Section 2 of this Agreement and compliance with the other terms and conditions of this Agreement, the Company shall issue to Participant certificates evidencing the Shares issuable pursuant to this award on the applicable Vesting Date. The certificate or certificates evidencing the Shares subject to this award shall be endorsed with legends substantially as follows, as well as any legend required to reflect a "lock-up" as referred to in paragraph (b) above, as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE RESTRICTED STOCK AWARD AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE PURCHASED, A COPY OF WHICH IS ON FILE WITH THE CORPORATION."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE
                  COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

         6. Fair Market Value. For purposes of this Agreement, the "Fair Market Value" of a share of Common Stock of the Company as of a specified date shall mean the closing price of a share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day as of which Fair Market Value is being determined, (or, if Shares are sold on such date, the net sales price per Share) or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day as of which Fair Market Value is being determined (or, if Shares are sold on such date, the net sales price per Share) or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value of a share of Common Stock shall be determined in good faith by the Board of Directors or the Committee using such factors, in its judgment, as are relevant in measuring the value of the Common Stock. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

         7. Ownership; Voting Rights. The holder of this Restricted Stock Award has no rights as a Stockholder with respect to any of the Shares subject to the Restricted Stock Award until his or her interest in those Shares is vested pursuant to the provisions of Section 2. The holder of this Restricted Stock Award hereby agrees to any reduction, restriction or limitation in voting rights of the Shares which may be imposed by law or by the Board of Directors or the Committee providing that any such reduction, restriction or limitation terminates automatically upon the public sale of the Shares.

         8. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Participant shown on the records of the Company, and to the Company at its principal executive offices.

         9.  Survival  of  Terms.   This  Agreement  shall  apply  to  and  bind
Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         10. Withholding. (a) The Participant acknowledges and agrees that the Company has the right to withhold from payments of any kind otherwise due to the Participant, or to require the Participant to pay to the Company an amount sufficient to pay any federal, state or local taxes of any kind required by law to be withheld by the Company with respect to this award or the issuance to the Participant of Shares subject to this award. The Company may require the Participant to remit to the Company, at the time of the Tax Date, an amount sufficient to satisfy federal, state and local withholding tax obligations prior to the delivery of the certificates for such Shares, whether or not the Participant is in the employ of the Company at such time. At the option of the Committee or the Board of Directors, the Participant may satisfy such tax obligation in whole or in part by surrendering to the Company shares of Common Stock, including Shares which are not then Unvested Shares, having a Fair Market Value on the day prior to the date that the amount of tax to be withheld is to be determined (the "Tax Date"), equal to the amount of such obligation. All requests by a Participant to have Shares surrendered for this purpose will be made in writing in a form acceptable to the Board of Directors or the Committee and will be subject to the following restrictions:

                           (i) the  request  must be  made  on or  prior  to the
applicable Tax Date;

                           (ii) once made,  then except as provided  below,  the
request will be irrevocable as to the particular Shares as to which the election is made;

                           (iii) all requests  will be subject to the consent or
disapproval of the Board or the Committee;

                           (iv) if the  Participant is a Reporting  Person,  the
election to use stock withholding shall be as permitted by Rule 16b-3(e) under the Exchange Act.

                  (b) If requested by the Company, Participant hereby agrees that sales of Shares subject to this award shall be sold by Participant only through such broker-dealers, each of which is a member of the National Association of Securities Dealers, Inc. ("NASD") as have been designated by the Company (a "Designated NASD Dealer") whereby, upon the Participant irrevocably electing to sell a portion of the Shares the Designated NASD Dealer irrevocably commits upon receipt of such Shares to forward directly to the Company an amount sufficient to satisfy the federal, state and local withholding tax obligation with respect to the issuance of the Shares.

                  (c) The Participant acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Code; and that the Participant is solely responsible for making such election.

         11. Representations. Participant has had an opportunity to review with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         Participant represents that he has read the Plan and this Agreement and is familiar with their terms and provisions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.

         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                           INTERNEURON PHARMACEUTICALS, INC.


                                           By: ______________________________

                                           Title: ___________________________

                                           [NAME OF PARTICIPANT]

                                           _____________________________________

                                           Social Security No. _________________

                                           Address:          ___________________

                                                             ___________________

                                                             ___________________


                                           [PERMITTED TRANSFEREE]


                                           _____________________________________

                                           Social Security No. _________________

                                           Address:          ___________________

                                                             ___________________

                                                             ___________________